                                                                   Exhibit 10.50
================================================================================


                                   AGREEMENT



                                    BETWEEN




                           PROVENA FOODS INC., dba.
                          ROYAL ANGELUS MACARONI CO.



                                      AND




                           UNITED FOOD & COMMERCIAL
                           WORKERS UNION LOCAL 1428




                  October 2, 2000 Through September 29, 2002

================================================================================

--------------------------------------------------------------------------------
                                     INDEX

                            PROVENA FOODS INC., dba
                        ROYAL ANGELUS MACARONI COMPANY
--------------------------------------------------------------------------------

                                                                            PAGE
                                                                            ----
PREAMBLE                                                                      1
--------

WITNESSETH                                                                    1
----------

SECTION 1 - RECOGNITION AND JURISDICTION                                      1
----------------------------------------
1.1  UNION RECOGNITION                                                        1
1.2  CLASSIFICATION DEFINITIONS                                               1
     1.2.1     Mixer Operator                                                 1
     1.2.2     Press Operator                                                 1
     1.2.3     Packing Operator                                               2
     1.2.4     General Packer                                                 2
     1.2.5     Maintenance Mechanic                                           2
     1.2.6     Maintenance Helper                                             2
     1.2.7     Quality Control Employee                                       2
     1.2.8     Shipping/Receiving Employee                                    2
     1.2.9     Sanitation Sanitor                                             2
     1.2.10    Supervisors                                                    2
1.3  PERFORMANCE OF BARGAINING UNIT WORK                                      3
1.4  EMPLOYEE STATUS                                                          3
     1.4.1     Regular Employee                                               3
     1.4.2     Extra Employee                                                 3
     1.4.3     Probationary Employee                                          3
     1.4.4     Promotion/Demotion                                             3
1.5  MANAGEMENT RIGHTS                                                        3

SECTION 2 - UNION SECURITY                                                    4
--------------------------
2.1  UNION MEMBERSHIP                                                         4
2.2  MAINTENANCE OF MEMBERSHIP                                                4
2.3  APPLICANTS FOR MEMBERSHIP                                                4
2.4  DUES CHECK-OFF                                                           4

SECTION 3 - EMPLOYMENT                                                        4
----------------------
3.1  NO DISCRIMINATION                                                        4
3.2  HIRING CONSIDERATION                                                     5
3.3  UNION NOTIFICATION                                                       5

SECTION 4 - DISCHARGE                                                         5
---------------------
4.1  PROHIBITION AGAINST DISCHARGE                                            5
4.2  NOTICE FROM INSURANCE CARRIER                                            5
4.3  RIGHT OF APPEAL                                                          5
4.4  NOTIFICATION OF DISCHARGE                                                6

                                                                            PAGE
                                                                            ----
SECTION 5 - HOURS                                                            6
-----------------
5.1    HOURS OF OPERATION                                                    6
5.2    POSTING REQUIREMENTS                                                  6
5.3    SCHEDULE OF SHIFT                                                     6
5.4    GUARANTEED WORKWEEK                                                   6
5.5    EXTRA EMPLOYEES WORKWEEK                                              6
5.6    REGULAR WORKWEEK                                                      7
5.7    ADDITIONAL SHIFTS                                                     7
5.8    JOB AND SHIFT BIDDING                                                 7
5.9    CALL BACK                                                             7
5.10   MEAL PERIODS                                                          7
5.11   REST PERIODS                                                          7

SECTION 6 - OVERTIME                                                         7
--------------------
6.1    OVERTIME PAY                                                          7
6.2    DAILY OVERTIME                                                        8

SECTION 7 - HOLIDAYS                                                         8
--------------------
7.1    HOLIDAYS PAID                                                         8
7.2    HOLIDAY PAY ELIGIBILITY                                               8
7.3    HOLIDAYS FALLING ON SATURDAY/SUNDAY                                   8

SECTION 8 - VACATIONS                                                        9
---------------------
8.1    VACATION BENEFITS                                                     9
       8.1.1 First Year of Service                                           9
       8.1.2 Third Year of Service                                           9
       8.1.3 Fifth Year of Service                                           9
       8.1.4 Sixteenth Year of Service                                       9
8.2    MULTIPLE WEEK VACATION SCHEDULES                                      9
8.3    SENIORITY APPLIES IN SELECTION OF VACATION SCHEDULES                  9
       8.3.1 Not Cumulative                                                  9
8.4    PRORATED VACATION PAY UPON SEPARATION FROM EMPLOYMENT                 9
       8.4.1 First Six (6) Months                                            9
       8.4.2 After Six (6) Months                                            9
       8.4.3 After One (1) Year                                              10
       8.4.4 After Two (2) Years                                             10
       8.4.5 After Four (4) Years                                            10
       8.4.6 After Fifteen (15) Years                                        10
8.5    PRORATED VACATION FORMULA FOR EMPLOYEES WORKING
       LESS THAN A FULL YEAR                                                 10
8.6    HOLIDAY DURING VACATION                                               10

SECTION 9 - LEAVES OF ABSENCE                                                10
-----------------------------
9.1    APPROVED LEAVE OF ABSENCE                                             10
9.2    UNION BUSINESS                                                        10
9.3    NON-PAID FUNERAL LEAVE                                                10
9.4    FUNERAL LEAVE                                                         11
       9.4.1 Notification to Employer                                        11
       9.4.2 Absence Occurs                                                  11
       9.4.3 Day of Absence                                                  11
       9.4.4 Proof of Relationship                                           11
       9.4.5 Immediate Family                                                11


                                                                        PAGE
                                                                        ----
SECTION 10 - WAGES                                                      11
------------------
10.1  NIGHT PREMIUMS                                                    11
10.2  LEAD PERSON                                                       11
10.3  MINIMUM WAGE INCREASE                                             11
10.4  RECORDS                                                           11
10.5  WAGE INCREASES                                                    11
10.6  JOB CLASSIFICATION STARTING RATES                                 12
10.7  PROMOTION - WAGE INCREASES                                        12

SECTION 1l - HEALTH AND WELFARE
-------------------------------                                          12
11.1  HEALTH AND WELFARE                                                12
      11.1.1 Contribution Amount/Qualifying Hours                       12
      11.1.2 Maintenance of Benefits                                    12
      11.1.3 Monthly Contribution Payment Date                          12
      11.1.4 Vacation, Holiday and Sick Leave Pay Counted               12
      11.1.5 Loss of Eligibility Self-Payments                          12
      11.1.6 Death Benefit                                              13
11.2  DENTAL PLAN                                                       13
      11.2.1 Contribution Amount Qualifying Hours                       13
      11.2.2 Maintenance of Benefits                                    13
      11.2.3 Monthly Contribution Payment Date                          13
      11.2.4 Vacation, Holiday and Sick Leave Pay Counted               13
      11.2.5 Loss of Eligibility Self-Payments                          13
11.3  VISION PLAN                                                       13
      11.3.1 Contribution Amount/Qualifying Hours                       14
      11.3.2 Maintenance of Benefits                                    14
      11.3.3 Monthly Contribution Payment Date                          14
      11.3.4 Vacation, Holiday and Sick Leave Pay Counted               14
      11.3.5 Loss of Eligibility Self-Payments                          14

SECTION 12 - SICK LEAVE                                                 14
-----------------------
12.1  ELIGIBILITY                                                       14
12.2  UNUSED SICK LEAVE PAY                                             14
12.3  INTEGRATION WITH WORKER'S COMPENSATION OR
      UNEMPLOYMENT DISABILITY INSURANCE                                 15
12.4  PROOF OF ILLNESS                                                  15
12.5  JOB INJURY                                                        15
12.6  MEDICAL APPOINTMENTS                                              15

SECTION 13 - PENSIONS/RETIREMENT BENEFITS                              15
-----------------------------------------
13.1  CONTRIBUTIONS                                                     15
13.2  TERMINATION PRIOR TO YEAR-END                                     16
13.3  WAITING PERIOD                                                    16
13.4  PREVIOUS PLAN                                                     16

SECTION 14 - JURY DUTY                                                  16
----------------------
14.1  JURY DUTY                                                         16

SECTION 15 - GENERAL BENEFITS                                           16
-----------------------------
15.1  HEALTH/SAFETY EQUIPMENT & APPAREL                                 16
15.2  COMPUTING OVERTIME                                                16
15.3  COMPANY MEETINGS                                                  16
15.4  NO REDUCTION                                                      16

                                                                 PAGE
                                                                 ----
SECTION 16- SENIORITY                                              17
---------------------
16.1  POSTING                                                      17
16.2  ACQUISTION OF SENIORITY                                      17
16.3  TERMINATION OF SENIORITY                                     17
16.4  APPLICATION OF SENIORITY                                     17
16.5  LAYOFF/RECALL                                                17
16.6  NOTIFICATION OF RECALL                                       18
16.7  REPORTING AFTER RECALL                                       18
16.8  SENIORITY LIST                                               18
16.9  EFFECT OF LEAVE ON SENIORITY                                 18

SECTION 17- GRIEVANCE AND ARBITRATION                              18
-------------------------------------
17.1  GRIEVANCES                                                   18
17.2  GRIEVANCE PROCEDURE                                          18
      Step 1:                                                      18
      Step 2:                                                      18
      Step 3:                                                      18
17.3  TIME LIMITS                                                  19
17.4  ARBITRATION                                                  19
17.5  ARBITRATOR'S LIMITATIONS                                     19
17.6  EXPENSES                                                     19
17.7  STATUS QUO                                                   19
17.8  FINAL AND BINDING                                            19
17.9  WAGE CLAIM LIMITS                                            20

SECTION 18- UNION AFFAIRS                                          20
-------------------------
18.1  UNION VISITATION                                             20
18.2  UNION ACTIVITY                                               20
18.3  STEWARDS                                                     20
18.4  BULLETIN BOARDS                                              20

SECTION 19-WORKING CONDITIONS AND SAFETY                           20
----------------------------------------
19.1  FIRST AID EQUIPMENT                                          20
19.2  GOVERNMENTAL REGULATIONS                                     20
19.3  INJURIOUS WORKING CONDITIONS                                 20

SECTION 20- JOB SECURITY                                           21
------------------------
20.1  NEW METHODS OF OPERATION                                     21

SECTION 21- SEPARABILITY                                           21
------------------------
21.1  PROVISIONS OF AGREEMENT                                      21

SECTION 22- TRANSFER OF OWNERSHIP                                  21
---------------------------------
22.1  SALE OR TRANSFER                                             21
22.2  CHANGE OF OWNERSHIP                                          21

SECTION 23- SAVINGS CLAUSE                                         21
--------------------------
23.1  SAVINGS CLAUSE                                               21

SECTION 24- NO STRIKE OR LOCKOUT                                   22
--------------------------------
24.1  NO STRIKE OR LOCKOUT                                         22
24.2  72-HOUR NOTICE                                               22

SECTION 25- EXTENTION AND SCOPE                                    22
-------------------------------
25.1  EXTENSION AND SCOPE

                        COLLECTIVE BARGAINING AGREEMENT
                                    Between
           Provena Foods Inc., d.b.a. Royal Angelus Macaroni Company
                                      And
               United Food & Commercial Workers Union Local 1428

                  October 2, 2000 Through September 29, 2002

                                   PREAMBLE
                                   --------

     THIS AGREEMENT is made and entered into between PROVENA FOODS INC., d.b.a., ROYAL ANGELUS MACARONI CO., located at 5010 Eucalyptus Avenue, Chino, CA 91710, hereinafter referred to as the "Employer" and UNITED FOOD AND COMMERCIAL WORKERS UNION LOCAL 1428, chartered by the UNITED FOOD AND COMMERCIAL WORKERS INTERNATIONAL UNION, AFL-CIO-CLC, hereinafter referred to as the "Union."

                                  WITNESSETH
                                  ----------

     In order to establish working conditions, which are fair and equitable to the Employer and all Employees, the parties agree to the following:

"The parties to this Agreement recognize the competitive nature of the industry and further agree that no Employee will be required to work hours in excess of the working hours established in this Agreement."

                   SECTION 1 - RECOGNITION AND JURISDICTION
                   ----------------------------------------

1.1  UNION RECOGNITION.  The Employer hereby recognizes the Union as the
     -----------------
exclusive bargaining agent for all Employees employed in the classifications set forth in Section 10 hereof working in the plant of the Employer located in Chino, California, County of San Bernardino.

1.2  CLASSIFICATION DEFINITIONS.  It is understood and agreed that the following
     --------------------------
groups of Employees shall be recognized as:

     1.2.1 Mixer Operator. A Mixer Operator is responsible for all equipment in the mixing room, and for transferring flour and running all equipment located in the mixing room. The Mixer Operator will assist in the training and safety of others assigned to this job. The Mixer Operator needs to know and understand the general responsibilities as listed in the Employer job description.

     1.2.2 Press Operator. A Press Operator is responsible for all equipment and the operation of such equipment located in the Press Room. The Lead Press Operator will be responsible for the training and safety of others assigned to this job. The Press Operator needs to know and understand the general responsibilities as listed in the Employer job description.

     1.2.3 Packing Operator. A Packing Operator is required to operate all of the equipment in all areas of the Packing Department. He is responsible for all products made on his machine, and will assist in the training of all the Employees that are working on his machine. Each Packing Operator Employee needs to know and understand the general responsibilities of this position as listed in the Employer job description.

     1.2.4 General Packer. A General Packer will be responsible for all tasks performed in all areas of the Packing Department, except for the duties of a Packing Operator. The General Packer may also be required to perform miscellaneous labor as needed to assist in the operation throughout the plant as long as Employees in that specific job class are not displaced. Each General Packer Employee needs to know and understand the general responsibilities of this position as listed in the Employer job description.

     1.2.5 Maintenance Mechanic. These Employees will be considered non-Bargaining unit.

     1.2.6 Maintenance Helper. A Maintenance Helper is to maintain the overall condition of the building, internal and external. Helping also in maintenance areas as needed to maintain the operation and the performance of each piece of production equipment, or any piece of equipment that affects the plant's operation. Each Maintenance Helper Employee needs to know and understand the general responsibilities of this position as listed in the Employer job description.

     1.2.7 Quality Control Employee. A Quality Control Employee is responsible for enforcing such quality standards established by the Employer. A Quality Control Employee needs to know and understand the general responsibilities of this position as listed in the Employer job description.

     1.2.8 Shipping/Receiving Employee. A Shipping/Receiving Employee is responsible for the warehouse, and its total daily operation. A Shipping/Receiving Employee will be responsible for all incoming and outgoing shipments, loading and unloading of trucks as needed, driving and/or delivering of orders as may be required, the stacking of product on pallets, and general organizing of the warehouse area, product labeling and inventory as required, and all other work related to the warehouse operation. The Shipping/Receiving Employee position needs to know and understand the general responsibilities of this position as listed in the Employer job description.

     1.2.9 Sanitation Sanitor. A Sanitation Sanitor is responsible for the cleaning of all areas inside and outside the plant. The Sanitation Sanitor may also be required to perform miscellaneous labor as needed to assist in the operation throughout the plant as long as Employees in that specific job class are not displaced. The Sanitation Sanitor needs to know and understand the general responsibilities of this position as listed in the Employer job description.

     1.2.10 Supervisors. Supervisors will not be part of the bargaining unit, will not be required to join the Union, and will be permitted to perform whatever work the Employer assigns; provided, however, that the total number of Supervisors shall be limited to nine (9). The Employer agrees that the maximum number of Supervisors per shift will be five (5).

1.3  PERFORMANCE OF BARGAINING UNIT WORK.  The Employer agrees that only
     -----------------------------------
Employees included in the bargaining unit shall perform any of the work coming within the jurisdiction of this Agreement, provided, however, that non-bargaining unit Employees may perform bargaining unit work, where necessary or for emergencies beyond the control of the Employer or work in the instruction or training of Employees and testing materials in production.

1.4  EMPLOYEE STATUS.
     ---------------

     1.4.1 Regular Employee. A regular Employee is one who has completed the probationary period for all new Employees in accordance with Section 1.4.3 hereof.

     1.4.2 Extra Employee. An Extra Employee is any Employee hired through an Employment Agency either to relieve a Regular Employee or to supplement the existing workforce. Extra Employees shall not be employed to displace Regular Employees. An Extra Employee, who is employed for ninety (90) calendar days for the Employer within a twelve (12) month period, shall become a Regular Employee for the purposes of benefit eligibility and Union affiliation. Upon completion of their ninety (90) day period, an Extra Employee will have completed their probationary period. Extra Employees may be scheduled less than thirty-two (32) hours per week. Regular Employees on layoff shall be hired first. No Extra Employees will be hired when Regular Employees in the same classification are on layoff or reduced in hours. It is agreed and understood that assignment of Employees to work less than thirty-two (32) hours per week within the meaning of this provision shall not operate to replace any existing Employees and, further, the hiring of Employees to work less than thirty-two (32) hours per week shall not be done for the purpose of permanently replacing full-time positions. In the event of a reduction in force, those Employees regularly scheduled to work less than thirty-two (32) hours per week shall be laid off prior to the layoff of any Regular Employees.

     1.4.3 Probationary Employee. The first sixty (60) calendar days of employment shall be considered a trial period, during which time an Employee may be terminated for any reason, and he/she shall have no recourse to the grievance procedure set forth in this Agreement concerning such termination, provided, however, such sixty (60) day period may be extended for an additional thirty
(30) days at the option of the Employer so long as prior notification, in writing, is given to the Union and the Employee.

     1.4.4 Promotion/Demotion. If an Employee is promoted to a higher classification, the Employer shall have the right to demote said Employee during the first sixty (60) calendar days from the date of promotion. Promotions shall be done in accordance with Section 5.8 of this Agreement.

1.5  MANAGEMENT RIGHTS.  The Employer shall have the right to the general
     -----------------
management of all operations and the direction of the workforce, including, but not limited to, the right to hire, transfer, promote, maintain discipline and efficiency, layoff, establish new processes or use new equipment, establish schedules of production, and to extend, limit or curtail its operations. Nothing in this Agreement shall be construed, by any manner or means, to preclude the subcontracting of work by the Employer or to require the Employer to perform work at this plant, rather than elsewhere, so long as the rights specified herein are not exercised in a manner inconsistent with this Agreement.

                          SECTION 2 - UNION SECURITY
                          --------------------------

2.1  UNION MEMBERSHIP.  Every person performing work covered by this Agreement
     ----------------
who is a member of the Union on the effective date of this Section, shall, as a condition of employment or continued employment, remain a member of the Union. Every person employed to perform work covered by this Agreement, shall, as a condition of employment, be a member of the Union or shall, within a period of thirty-one (31) days after the effective or execution date of this Agreement, whichever is later, become a member of the Union.

2.2  MAINTENANCE OF MEMBERSHIP.  The Employer shall discharge every person,
     -------------------------
who has failed to comply with the provisions of Subsection 2.1 above, at the end of the workday during which notice of such non-compliance is received. The Employer further agrees not to again employ or re-employ any person(s) so discharged until he/she is a member of the Union; provided, however, in the event that the Labor Management Relations Act, as amended, is applicable to this Agreement, the provisions of this sentence of this Subsection 2.2 shall not be applied until a final administrative or judicial decision has been rendered, which would permit its application under the Act.

2.3  APPLICANTS FOR MEMBERSHIP.  Membership in the Union shall be available to
     -------------------------
persons employed in work covered by this Agreement upon terms and qualifications not more burdensome than those applicable generally to other applicants for such membership.

2.4  DUES CHECK-OFF.  The Employer agrees to deduct Initiation Fees and Union
     --------------
Dues from the wages of the Employees in the bargaining unit who provide the Employer with a voluntary, written authorization for such deductions. Such deductions, when authorized, shall be made from each weekly pay period and will be transmitted to the office of UFCW Local 1428, no later than the twelfth
(12th) day of the month following the month in which such deductions were made. The monthly deduction will be based on the number of weeks in that month at the established weekly dues rate.

                            SECTION 3 - EMPLOYMENT
                            ----------------------

3.1  NO DISCRIMINATION.  The Employer shall have sole responsibility for and
     -----------------
full freedom in the selection, employment, and discharge of persons employed or to be employed in work covered by this Agreement, subject to the provisions of this Agreement, provided that there shall be no discrimination because of membership or non-membership in or participation or non-participation in the activities of the Union. The Employer will not discharge or discriminate against any Employee for upholding lawful Union principles such as serving as an officer or other representative of the Union, soliciting membership in the Union, wearing Union buttons, distributing Union literature, or attending Union meetings provided that such activity does not interfere with his/her work. The Employer will not discharge or discriminate against any Employee for falling or refusing to purchase stock, bonds, securities, or any other interest in any corporation, partnership or company.

3.2  HIRING CONSIDERATION.  In the hiring of new Employees, the Employer agrees
     --------------------
that it will give equal consideration to all applicants, including those referred by the Union. The Employer and the Union will not discriminate against any Employee with regard to compensation or terms and conditions of employment because of such individual's race, color, religion, sex, disability, age (to the extent provided by law), or national origin; nor will they limit, segregate, or classify Employees in any way to deprive any individual Employee of employment opportunities because of their race, color, religion, sex, disability, age (to the extent provided by law), or national origin. Any reference to the male gender in this Agreement shall be in the generic sense and it shall refer equally to either sex without discrimination, as provided above.

3.3  UNION NOTIFICATION.  The Employer shall notify the Union within one (1)
     ------------------
week of employment, the name, address, social security, rate of pay, and classification of every such person employed in work covered by this Agreement, together with the date of such employment and the location of the place or prospective place of employment. Whenever a person is rejected for or discharged from such work, the Employer shall, upon request of the Union, notify the Union of the reason or reasons therefore. The notification required by this Subsection shall be made, in writing, within forty-eight (48) hours after such request. Any Employee hired shall report to the Union within thirty-one (31) days after the date of employment to comply with their membership requirements.

                             SECTION 4 - DISCHARGE
                             ---------------------

4.1  PROHIBITION AGAINST DISCHARGE.  No Employee covered by this Agreement shall
     -----------------------------
be suspended, demoted, or discharged without just and sufficient cause. Discharge for failure to comply with Section 2 Union Security, Subsection 2.1 of this Agreement shall be deemed a discharge for cause. Before an Employee is suspended for more than three (3) days or discharged he/she shall receive written warning of unsatisfactory conduct and a copy of such notice shall be sent to the Union. Such written warning shall not be effective for suspension actions for more than twelve (12) months. The Employee receiving such warning shall be given reasonable opportunity to rectify or change such conduct. The notice and warning required by this Subsection need not be given to Employees disciplined for, but not limited to, any gross violation of reasonably acceptable conduct. It is understood that effective the first date of this first
                                                        ----------         -----
Contract, all Employees' previous Warning Notices will not have any validity
--------
prospectively, except for the specific cases agreed upon during negotiations.

4.2  NOTICE FROM INSURANCE CARRIER.  When an insurance carrier notifies the
     -----------------------------
Employer that the firm's vehicle insurance is being cancelled because of a driver's record of on-the-job driving on file with the California Department of Motor Vehicles, that driver may be transferred to another job, if available, where he/she shall have seniority as a new Employee or, if no job is available, he/she may be laid off pending the result of the grievance procedure.

4.3  RIGHT OF APPEAL.  Any Employee claiming unjust dismissal, demotion, or
     ---------------
suspension shall make his/her claim therefor to the Union within ten (10) working days of such dismissal, demotion, or suspension, and the Union will, that day, notify the Employer by telephone and confirm in writing, otherwise no action shall be taken by the Union. If after proper investigation by the Union and the Employer, it has been found that an Employee has been disciplined unjustly, he/she shall be reinstated with full rights and shall be paid his/her wages for the period he/she was suspended, demoted, or dismissed. Investigation of any claims shall be made within ten (10) days of the making of such complaint by the Employee. Any dispute arising out of such suspension, demotion, or discharge shall be processed under Section 17, Grievance and Arbitration of this Agreement.

4.4  NOTIFICATION OF DISCHARGE.  When an Employee is discharged, the Employer
     -------------------------
must give written notice to the Employee, stating the reasons for such discharge, and the Union shall receive a copy of said notice. Where an Employee is holding a second job, that Employee will notify the Employer, in writing, of such job. A second job must not conflict with the Employee's performance at Royal Angelus Macaroni Company.

                               SECTION 5 - HOURS
                               -----------------

5.1  HOURS OF OPERATION.  The hours of operation of the Employer's facility
     ------------------
shall be as hereunder provided and shall apply to all Employees of the Employer covered herein. Hours worked in excess of eight (8) straight-time hours in a day or in excess of forty (40) straight-time hours in any week shall be paid at one and one-half(1-1/2) times the straight-time rate.

5.2  POSTING REQUIREMENT.  All regular Employees shall have their schedule
     -------------------
posted by Friday noon for the following workweek. It shall not be changed except by reason of an act of God or other reason beyond the reasonable control of the Employer. It is understood that the nature of the Employer's business has unusual ebbs and flows, which may require flexibility with its production. Because of the production demands, the Employer may require Employees to work beyond their scheduled shift. Employees required to work beyond their scheduled shift shall be notified no later than the end of their lunch period. The schedule shall show the full name of the Employee, the starting times, the days scheduled and the total hours for him/her during the following week, in ink or typewritten

5.3  SCHEDULE OF SHIFT.  All first shift hours shall be regularly scheduled to
     -----------------
commence no earlier than 5:00 a.m., and no later than 10:00 a.m. The second shift hours shall commence on or after 10:00 a.m., and no later than 5:00 p.m. The third shift hours shall commence on or after 5:00 p.m. and before 5:00 a.m. Night premiums will be paid in accordance with Section 10.1.

5.4  GUARANTEED WORKWEEK.  Regular Employees shall be guaranteed payment for
     -------------------
and expected to work eight (8) hours each day, thirty-two (32) hours for each week, subject to the addition of all premium and overtime provisions, unless such work ceases to be available by reason of an act of God or other reason beyond the control of the Employer. All hours worked in the work week shall be used in computing the minimum guarantee. Employees who work the minimum guarantee of thirty-two (32) hours per week, four (4) eight (8) hour days, may be required to work additional shifts of not less than four (4) hours, upon a twelve (12) hour notice by their Supervisor.

5.5  EXTRA EMPLOYEES WORKWEEK.  Extra Employees may be scheduled to work
     ------------------------
less than thirty-two (32) hours per week. Extra Employees scheduled to work less than thirty-two (32) hours shall be scheduled, as work is available.

5.6  REGULAR WORKWEEK.  The regular workweek shall be Sunday through Saturday.
     ----------------

5.7  ADDITIONAL SHIFTS.  Employees called to work will be provided with a
     -----------------
minimum of four (4) hours work or pay in lieu of work, such pay to start from the hour the Employee is required to report for work, except in case of matters beyond the control of the Employer. Employee's doing security inspection or quality control shall be guaranteed a minimum of two (2) hours of work or pay in lieu thereof.

5.8  JOB AND SHIFT BIDDING.  If a position becomes available, Employees shall
     ---------------------
have the right to bid on job and shift assignments in the order of their seniority and provided that they have the skills and ability. Selection for such Bid will be at the Employer's discretion. An Employee, who is promoted to a higher classification, may perform work in that higher classification at their current rate of pay for up to two (2) weeks.

5.9  CALL BACK.  An Employee called back to work within ten (10) hours from the
     ---------
end of his/her shift shall be paid at one and one-half (1-1/2) times his/her applicable rate for the hours worked prior to the expiration of such hours. This provision shall not apply when the Employee requests to work shifts with less than ten (10) hours in between their last shift worked.

5.10 MEAL PERIODS.  All Employees shall receive one-half (1/2) hour
     ------------
uninterrupted, unpaid meal period, which will be scheduled approximately in the middle of the workday, but in no event shall an Employee work more than six (6) hours before any meal period.

5.11 REST PERIODS.  All Employees shall receive two (2), fifteen (15) minute
     ------------
rest periods in an eight (8) hour day. Employees working beyond ten (10) hours in a day shall receive an additional ten (10) minute rest period. Employees shall not leave their workstation prior to the "Break Signal" and shall be back at their workstation by the sound of the "Break Signal".

                             SECTION 6 - OVERTIME
                             --------------------

6.1  OVERTIME PAY.
     ------------

     6.1.1 All work in excess of eight (8) hours in one (1) day and all work in excess of forty (40) hours in one (1) week shall be paid for at the overtime rate, which shall be one and one-half (1-1/2) times the Employees regular straight-time hourly rate of pay.

     6.1.2 Employees shall be paid at one and one-half (1-1/2) times the Employee's regular straight-time rate of pay for all work performed on the sixth (6/th/) day of the Employee's workweek.

     6.1.3  Where a full-time regular Employee scheduled to work more than six
(6) consecutive days in any combination of workweeks, said Employee shall receive payment of one and one-half (1 & 1/2) their regular rate of pay for the first eight (8) hours worked, on the seventh (7/th/) day. All time worked in excess of eight (8) hours on said seventh (7/th/) day shall be paid at double time, until such time as his/her consecutive days of work have been interrupted by a pre-scheduled day off.

     6.1.4 All work performed in excess of twelve (12) hours in any one (1) day shall be paid for at the overtime rate of two (2) times the Employee's regular straight-time rate of pay.

     6.1.5  There shall be no pyramiding of overtime under this Agreement.

     6.1.6 Extra Employees will be given the preference, whenever possible to avert overtime.

6.2  DAILY OVERTIME.  Preference for overtime work shall be given to Employees
     --------------
performing the work prior to the expiration of the shift. Regular Employees will receive preference for overtime work over Extra Employees. If additional Employees are required, such overtime work shall be offered to Employees by classification seniority within the department, then plant-wide, for those Employees who possess the skills and ability to perform the work. The Employer may require Employees to work overtime and will give notice to the Employees of such requirement prior to the end of their meal period.

                             SECTION 7 - HOLIDAYS

7.1  HOLIDAYS PAID.  The following holidays shall be recognized and observed
     -------------
annually under this Agreement and eligible Employees, set forth in Subsection
7.2 below, shall receive eight (8) hours pay for said holidays, as if worked. Employees working on these holidays shall be paid one and one-half(1 & 1/2) times their hourly rate of pay, in addition to the eight (8) hours Holiday pay.

               1.    New Year's Day
               2.    President's Day
               3.    Memorial Day
               4.    Fourth of July
               5.    Labor Day
               6.    Thanksgiving Day
               7.    Day After Thanksgiving
               8.    Christmas Day

7.2  HOLIDAY PAY ELIGIBILITY.  Non-probationary Employees working their
     -----------------------
scheduled workday before and their scheduled workday after the holiday shall receive pay for the holiday, except that any Employee, who is absent due to illness or injury for a period not in excess of thirty (30) days, or death in the immediate family and is, therefore, unable to work the scheduled workday before and the scheduled workday after the holiday shall receive pay for the holiday. Any regular Employee on temporary layoff, who worked any portion of the week preceding, the week of, or the week following the holiday week, shall be paid for the holiday, if temporary layoff has not and does not exceed three (3) weeks.

7.3  HOLIDAYS FALLING ON SATURDAY/SUNDAY.  When one of the above-enumerated
     -----------------------------------
holidays falls on Sunday, then Monday shall be considered as the holiday. When one of the above-enumerated holidays falls on Saturday, then Friday shall be considered as the holiday.

                             SECTION 8 - VACATIONS

8.1  VACATION BENEFITS.  All Regular Employees, who have been in the employ of
     -----------------
the Employer for at least one (1) year shall be entitled to receive vacation benefits as specified below. Employees going on vacation shall receive pay for said vacation period prior to leaving on vacation.

     8.1.1 First Year of Service: One (1) week-----Five (5) Days Vacation with Pay.

     8.1.2 Third Year of Service: Two (2) weeks----Ten (10) Days Vacation with Pay.

     8.1.3 Fifth Year of Service: Three (3) weeks---Fifteen (15) Days Vacation with Pay.

     8.1.4 Sixteenth Year of Service: Four (4) weeks--Twenty (20) Days Vacation with Pay.

8.2  MULTIPLE WEEK VACATION SCHEDULES.  Where an Employee is entitled to
     --------------------------------
three (3) or more weeks of vacation, the Employee and the Employer may, if they mutually agree, provide that two (2) weeks be taken at one time and the balance taken at one other time during the year.

8.3  SENIORITY APPLIES IN SELECTION OF VACATION. The principal of seniority
     ------------------------------------------
shall be observed in the choice of vacation periods. The Employer shall issue vacation selection forms to Employees by October 1/st/. Employees will complete their vacation selection form by November 1/st/, and the Employer will post the vacation schedules no later than December 1/st/. Employees who fail to select their vacations by November 1st will be subject to assigned vacations by the Employer. When the Employer assigns vacations to any Employee, said Employee will receive at least two (2) weeks notice of such vacation assignment. Vacation selection may be changed by mutual Agreement. Vacations may not be taken during the Thanksgiving and Christmas holiday weeks. Vacation selection during other holiday weeks throughout the year will be approved at the Employer's sole discretion.

     8.3.1 Not Cumulative. Vacations may not be cumulative from one year to another.

8.4  PRORATED VACATION PAY UPON SEPARATION FROM EMPLOYMENT. Upon termination of
     -----------------------------------------------------
employment or change of ownership of a plant, Employees shall receive prora ted vacation pay based on each full month worked since the Employee's last anniversary date of employment; provided, however, vacation pay shall not be paid during the first year of employment in cases of discharge for cause or voluntary quit, except that on voluntary quits, where one (1) week's notice has been given to the Employer, the Employee shall receive prorated vacation pay.

     Employment Period                                Rate of Accrual
     ---------------------------------------------------------------------

     8.4.1  First Six (6) Months                      None

     8.4.2  After Six (6) Months                      1/6 Week Per Month

     8.4.3  After One (1) Year               1/12 Week Per Month

     8.4.4  After Two (2) Years              1/6 Week Per Month

     8.4.5  After Four (4) Years             1/4 Week Per Month

     8.4.6  After Fifteen (15) Years         1/3 Week Per Month

8.5  PRORATED VACATION FORMULA FOR EMPLOYEES WORKING LESS THAN A FULL YEAR. An
     ---------------------------------------------------------------------
Employee shall receive full vacation pay at his/her regular weekly rate of pay, if he/she works forty-two (42) weeks or more during his/her anniversary year. If an Employee is ab sent for more than ten (10) weeks during his/her anniversary year, he/she shall receive prorated vacation pay. Such prorated vacation pay shall be computed by taking his/her gross earnings during his/her anniversary year, divided by fifty-two (52), and multiplied by the number of weeks of vacation to which the Employee is entitled, according to his/her length of service. Calculation of vacation under this Subsection is permitted only on an Employee's anniversary and is not to be used for incomplete years.

8.6  HOLIDAY DURING VACATION.  When a holiday falls within the Employee's
     -----------------------
vacation period, the Employee will receive pay in lieu of the holiday.

                         SECTION 9 - LEAVES OF ABSENCE

9.1  APPROVED LEAVE OF ABSENCE.  The Employer may grant leaves of absence to
     -------------------------
Employees based on the merit of the leave. Request and permission must be in writing. An Employee, who fails to report for work at the end of a leave of absence, shall terminate employment rights, except where the Employer has agreed to extend the leave of absence. A fourteen (14) day leave of absence, without pay, shall be allowed, where necessary, in order to care for necessary details resulting from the death of a member of the Employee's immediate family, as defined below. All leaves of absence granted in this Agreement shall be considered as part of the continuous service with the Employer, subject to the limitations outlined in Section 16 Seniority, Subsection 16.3 hereof. When a personal leave of absence is granted to an Employee by the Employer, a written notice shall be given to evidence such an arrangement. Employees shall use all vacation time and personal holidays prior to the start of any leave of absence.

9.2  UNION BUSINESS.  An Employee chosen by the Union to attend Union business
     --------------
outside the plant shall, with permission of the Employer, shall be granted a leave of absence without pay, not exceeding thirty (30) days. A request for such leave of absence shall be made at least seven (7) working days prior to the first (1st) day of absence, except that such notice need not be provided for absences to attend Collective Bargaining negotiations.

9.3  NON-PAID FUNERAL LEAVE.  In the event of a death of a person, other than
     ----------------------
those identified in this Section, the Employee shall be given one (1) day off upon request, without pay, for the purpose of attending the funeral, unless the number of requests for attendance at the funeral would unduly hamper the operation of the Employer's business during the time of the funeral, in which case, attendance at the funeral shall be granted on the basis of the order in which the requests were made.

9.4  FUNERAL LEAVE. When a Regular Employee on the active payroll is absent from
     -------------
work for the purpose of arranging or attending the funeral of a member of his/her immediate family, as defined below, the Employer shall pay him/her for eight (8) hours at his/her regular rate of pay for each day of such absence up to a maximum of two (2) days provided:

          9.4.1 Notification to Employer. The Employee notifies the Employer of the purpose of his/her absence on the first day of such absence.

          9.4.2 Absence Occurs. The absence occurs on the day during, which the Employee would have worked.

          9.4.3 Day of Absence. The day of absence is not later than the day of such funeral, except where substantial travel time is required.

          9.4.4 Proof of Relationship. The Employee, when requested, shall furnish proof satisfactory to the Employer of the death, his/her relationship to the deceased, the date of the funeral, the Employee's actual attendance at such funeral.

          9.4.5 Immediate Family. For the purpose of this Agreement, a member of the immediate family means the Employee's spouse, child, mother, father, sister, brother, mother-in-law, father-in-law, grandparents, grandchildren, step-parents, and step-children.

                              SECTION 10. - WAGES

10.1 NIGHT PREMIUMS. All Employees shall receive a ($.35) premium on top of
     --------------
     their regular rate of pay for all hours worked after 6 p.m. and before 6 a.m.

10.2 LEAD PERSON. A Lead Person shall be paid a thirty ($.30) cent per hour
     -----------
     premium.

10.3 MINIMUM WAGE INCREASE. As it relates to the wage schedule in Article 10 of
     ---------------------
this Agreement, if the California "Minimum Wage" is increased, the Employer and the Union will meet to discuss this change with the understanding that "starting rates" will be maintained at fifteen ($.15) cents per hour above the new California minimum wage. If this were to occur, it is also understood that the difference in wages between the next higher job classification would not be more than fifteen ($.15) cents per hour from the "new start rate".

10.4 RECORDS. The Employer agrees to keep records of time worked by all
     -------
Employees in such a manner as is prescribed by the applicable provisions of the Fair Labor Standards Act, whether or not that Act actually applies to the Employer. The Employer shall maintain a timekeeping system for the purpose of keeping accurate records of the hours worked by each Employee. Upon request, the Employer shall permit the Union to examine the payroll records of the Employees in the bargaining unit at reasonable times during the regularly scheduled working hours.

10.5 WAGE INCREASES. All Employees will receive wage increases as follows:
     --------------

     .    30 cents per hour effective 10/2/00
     .    20 cents per hour effective 10/1/01
     .    20 cents per hour effective 4/1/02

10.6 JOB CLASSIFICATION STARTING RATES. Job Classification starting rates are as
     ---------------------------------
     follows:
     1. Packer                                       $6.10 Per Hour
     2. Machine Operator/Flour Mixer/Sanitation      $6.35 Per Hour
     3. Press Operator                               $6.60 Per Hour
     4. Quality Control                              $6.85 Per Hour
     5. Shipping/Receiving                           $7.50 Per Hour
     6. Maintenance Helper                           $7.50 Per Hour

10.7 PROMOTION - WAGE INCREASES. When an Employee is promoted, he/she will
     --------------------------
receive a twenty-five ($.25) cents per hour increase for each Job Classification elevation.

                       SECTION 11. - HEALTH AND WELFARE

11.1 HEALTH AND WELFARE. Health and Welfare benefits for Employees are as
     ------------------
     follows:

          11.1.1 Contribution Amount/Qualifying Hours. For coverage effective November 1, 2000, the Employer shall make monthly health and welfare contribution payments to the UFCW Allied Trades Trust Fund in the amount of $299.24 for each Regular Employee covered by this Agreement. For purposes of determining eligibility hours worked for a month shall be used to determine eligibility status two (2) months after the work month. For example, hours worked in November (work month) will provide eligibility in January (coverage month). A minimum of eighty (80) hours must be worked in a work month to provide coverage in the coverage month.

          11.1.2 Maintenance of Benefits. Effective on and after July 1, 2001, it is understood and agreed that if the healthcare plan benefits cannot be maintained at a cost of $299.24 per month, the Trustees shall be authorized to increase the monthly payment up to a maximum often percent (10%) or $29.92 per month, effective on or after July 1, 2002, the trustees shall be authorized to increase the monthly payment up to a maximum of ten percent (10%).

          11.1.3 Monthly Contribution Payment Date. The monthly health and welfare contribution payments shall be mailed to the Trust Fund on or before the twentieth (2O/th/) day of each month following the work month.

          11.1.4 Vacation, Holiday and Sick Leave Pay Counted. It is understood that vacation and holiday pay and sick leave pay received in the month shall be counted as hours worked for the purpose of determining whether a contribution on behalf of an Employee is applicable under the eighty (80) hours worked set forth in Subsection 11.1.1 above.

          11.1.5 Loss of Eligibility Self-Payments. Federal Law mandates that group plans provide individuals with the option of continuing their medical, dental and vision coverage through self-payment of premiums, when their coverage terminates under a Plan (COBRA).

          11.1.6 Death Benefit. The Trust Fund will provide a death benefit for each eligible Employee in the following amount:

          .       Term Life Insurance                            $10,000

     The premium for this benefit will be $4.00 per month for each eligible Employee and paid by the Employer.

11.2 DENTAL PLAN. Dental benefits for Employees are as follows:
     -----------

          11.2.1 Contribution Amount/Qualifying Hours. For coverage effective November 1, 2000, the Employer shall make monthly dental contribution payments to the UFCW Allied Trades Trust Fund in the amount of $33.00 for each Regular Employee covered by this Agreement. For purposes of determining eligibility hours worked for a month shall be used to determine eligibility status two (2) months after the work month. For example, hours worked in November (work month) will provide eligibility in January (coverage month). A minimum of eighty (80) hours must be worked in a work month to provide coverage in the coverage month.

          11.2.2 Maintenance of Benefits. Effective on and after February 1, 2001, it is understood and agreed that if the Trustees of the Fund determine that the dental plan benefits (Delta) cannot be maintained at a cost of $33.00 per month, the Trustees shall be authorized to increase the monthly payment up to a maximum of five percent (5%) or $1.65 per month. Effective on and after July 1, 2002, the Trustees shall be authorized to increase the monthly payment up to a maximum of five percent (5%).

          11.2.3 Monthly Contribution Payment Date. The monthly payments shall be mailed to the Trust Fund on or before the twentieth (20/th/) day of each month following the work month. Such monthly payment shall provide an eligible Employee and his/her eligible dependents with group dental benefits under the Allied Trades Dental Plan (Delta) options.

          11.2.4 Vacation, Holiday and Sick Leave Pay Counted. It is understood that vacation and holiday pay and sick leave pay received in the month shall be counted as hours worked for the purpose of determining whether a contribution on behalf of an Employee is applicable under the eighty (80) hours worked rule set forth in Subsection 11.2.1 above.

          11.2.5 Loss of Eligibility Self-Payments. Federal Law mandates that group plans provide individuals with the option of continuing their medical, dental and vision coverage through self-payment of premiums, when their coverage terminates under a Plan (COBRA).

11.3 VISION PLAN. Vision benefits for Employees are as follows:
     -----------

          11.3.1 Contribution Amount/Qualifying Hours. For coverage effective November 1, 2000, the Employer shall make monthly vision contribution payments to the UFCW Allied Trades Trust Fund in the amount of $8.51 for each Regular Employee covered by this Agreement. For purposes of determining eligibility hours worked for a month shall be used to determine eligibility status two (2) months after the work month. For example, hours worked in November (work month) will provide eligibility in January (coverage month). A minimum of eighty (80) hours must be worked in a work month to provide coverage in the coverage month.

          11.3.2 Maintenance of Benefits. Effective on and after July 1, 2001, it is understood and agreed that if the Trustees of the Fund determine that the vision plan benefits cannot be maintained at a cost of $8.51 per month, the Trustees shall be authorized to increase the monthly payment up to a maximum of five percent (5%) or $.43 per month. Effective on and after July 1, 2002, the Trustees shall be authorized to increase the monthly payment up to a maximum of five percent (5%).

          11.3.3 Monthly Contribution Payment Date. The monthly health and welfare contribution payments shall be mailed to the Trust Fund on or before the twentieth (20/th/) day of each month following the work month.

          11.3.4 Vacation, Holiday and Sick Leave Pay Counted. It is understood that vacation and holiday pay and sick leave pay received in the month shall be counted as hours worked for the purpose of determining whether a contribution on behalf of an Employee is applicable under the eighty (80) hours worked set forth in Subsection 11.3.1 above.

          11.3.5 Loss of Eligibility Self-Payments. Federal Law mandates that group plans provide individuals with the option of continuing their medical, dental and vision coverage through self-payment of premiums, when their coverage terminates under a Plan (COBRA).

                           SECTION 12. - SICK LEAVE

12.1 ELIGIBILITY. All Regular Employees, employed with the Employer for one (1)
     -----------
year, shall be entitled to six (6) days/eight (8) hours per day sick leave with pay. On each anniversary date of employment thereafter, he/she shall be entitled to six (6) days of sick leave with pay. However, such sick leave benefits shall not accumulate from year to year. Sick leave shall be payable at one-hundred percent (100%) beginning with the second (2/nd/) working day of absence unless hospitalized.

12.2 UNUSED SICK LEAVE PAY. For the Employee's second (2/nd/) and succeeding
     ---------------------
anniversary dates of employment, any unused sick leave to which an Employee may be entitled shall be paid on the Employee's anniversary date of employment. The pro rata payment of accumulated sick leave, since his last anniversary date, shall not be paid to an Employee who quits or is discharged.

12.3 INTEGRATION WITH WORKER'S COMPENSATION OR UNEMPLOYMENT DISABILITY
     -----------------------------------------------------------------
INSURANCE. An Employee who is collecting unemployment compensation disability
---------
benefits or worker's compensation temporary disability benefits, or both, shall not receive sick and accident benefits as provided herein; provided, however, if such unemployment compensation disability benefits or worker's compensation temporary disability benefits, or both, are less than the amount of sick and accident benefits provided herein for such period, such Employee shall receive sick and accident benefits in addition to such unemployment compensation disability benefits, or worker's compensation temporary disability benefits, or both, in an amount sufficient to equal the amount of sick and accident benefits he/she would have otherwise received as provided herein. All sickness and accident benefit payments due under this Subsection shall be payable on the Employee's regular pay period.

12.4 PROOF OF ILLNESS. The Employer shall reserve the right to request the
     ----------------
Employee to produce a medical doctor's certificate verifying the fact of such illness. An Employee may be excused from the requirement to provide medical verification of illness provided the following criteria are met:

     12.4.1 The absence does not exceed two (2) days including any holiday, which is the day before or after the day of absence.

     12.4.2 The Employee calls his/her Supervisor no later than one (1) hour before their starting time on the day of each absence stating the reasons for the absence.

12.5 JOB INJURY. An Employee, who is injured on the job and does not complete
     ----------
that day's work, or is otherwise not permitted to return to work, shall receive pay for the entire workday and such pay shall not be charged against sick leave or accident leave, provided, the Employee is sent home or is otherwise not permitted to work by a medical doctor, chiropractor, or osteopath, on the approved list of the insurance carrier of the Employer.

12.6 MEDICAL APPOINTMENTS. Visits to the doctor or dentist shall not qualify the
     --------------------
Employee for sick leave pay. Whenever possible, appointments by reason of illness or non-compensable injury shall be made outside of working hours. Where such appointments must be made during working hours, the Employee shall apply to the Employer, in writing, at least two (2) working days prior to his/her appointment date for unpaid time off to keep such an appointment. Time not worked by an Employee because of visits to a doctor for an industrial injury shall be paid by the Employer at the Employee's applicable rate of pay. Emergency appointments shall not be subject to the two (2) day rule.

                   SECTION 13 - PENSIONS/RETIREMENT BENEFITS

13.1 CONTRIBUTIONS. Effective OCT. 2- (S.Z.) (J.B.) 2000, the Employer will
     -------------
contribute the sum of one dollar and twenty-five cents ($1.25) per hour worked or paid for, exclusive of overtime hours, for each individual employed under this Agreement to an I.R.A. (Simplified Employee Pension). Contributions will be made at year-end. The parties agree that the contributions to the I.R.A. shall be made no later than January 31/st/ of the year following the earned credit.

13.2  TERMINATION PRIOR TO YEAR-END. The Employer agrees that in the event an
      -----------------------------
Employee terminates anytime prior to year-end, he/she shall be eligible for pension contributions earned and payable at year-end as per Subsection 13.1 above. For the purpose of this Subsection, each hour, other than overtime hours, for which payment is made to an Employee, shall be deemed to be an hour worked.

13.3  WAITING PERIOD. Effective September 24, 2000, Pensions/Retirement benefits
      --------------
contributions shall commence after ninety (90) days of employment. For the purpose of the Subsection, each hour, other than overtime hours, for which payment is made to an Employee, shall be deemed to be an hour worked.

13.4  PREVIOUS PLAN. Employees, who were on the payroll prior to the effective
      -------------
date of this Collective Bargaining Agreement, and who were eligible to receive a paid pension benefit (profit share) under the previous plan, will still receive those monies they were entitled for all time prior to the commencement of the $1.25 per hour I.R.A. contribution now in effect.

                            SECTION 14 - JURY DUTY

14.1  JURY DUTY. An Employee that is summoned for jury duty service will notify
      ---------
the Employer, by providing a copy of the summons, who will then assist that Employee by scheduling him/her for time off for jury duty service. The Employer will provide written confirmation that the Employee will not be compensated for attending jury duty, which would cause that Employee a financial hardship, and the absence of the Employee would also cause the Employer a production hardship due to the nature of the business. The purpose for such letter is to attempt to have the Employee excused from jury duty service.

                         SECTION 15 - GENERAL BENEFITS

15.1  HEALTH/SAFETY EQUIPMENT & APPAREL. Any health and safety equipment and
      ---------------------------------
apparel required by the Employer or by Good Manufacturing Practices (GMP) shall be furnished free of cost to all Employees, who use them in the performance of their work. The Employer shall be responsible for all costs associated with the maintenance of all required equipment and apparel so long as they are treated with care and not abuse.

15.2  COMPUTING OVERTIME. Paid absences from work, such as vacations, holidays,
      ------------------
and sick leave, shall be considered as time worked for the purpose of this Agreement, but shall not be deemed as time worked for the purpose of computing overtime.

15.3  COMPANY MEETINGS. Time spent in mandatory Company meetings called by the
      ----------------
Employer, before or after the day's work, shall be considered as time worked and shall be paid for in accordance with the provisions of this Agreement.

15.4  NO REDUCTION. No Employee receiving wages above the minimum herein shall
      ------------
suffer any reduction in wages by reason of signing of this Agreement. The Employer agrees that no Employee shall be compelled or allowed to enter into any individual Contract or Agreement with his/her Employer concerning wages, hours of work, and/or working conditions that provide benefits less than the terms and provisions of this Agreement.

                            SECTION 16 - SENIORITY

16.1  POSTING. Where a higher-rated position becomes open, the Employer agrees
      -------
to post notice of such job opening and further agrees to consider (up to three
(3) qualifying) Employees who apply for such opening, based upon their seniority, attendance, attitude, and work performance. However, in order for an Employee to be eligible for the job, application must be made, in writing, within three (3) days following posting of the notice. Jobs will be posted according to job title and as commonly known. Employees will be given a fair trial for all jobs open in the unit. The Employer may promote Employees to Lead Persons without jeopardizing their formal rating. The final selection would be at the Employer's sole discretion.

16.2  ACQUISITION OF SENIORITY. There shall be a probationary period for an new
      ------------------------
Employees, during which time they may be discharged for any reason. Following completion of such period, the Employee shall become a regular Employee for all purposes under this Agreement; and his/her seniority shall date from the first
(1st) day of employment as a regular Employee. Seniority shall be applicable among probationary Regular Employees as a group when an issue of seniority arises between two (2) or more probationary Employees.

16.3  TERMINATION OF SENIORITY. Subject to the provisions of this Agreement,
      ------------------------
seniority shall be based upon continuous service with the Employer but no Employee shall suffer loss of seniority unless he/she:

     16.3.1  Quit.

     16.3.2  Discharged.
     16.3.3 Layoff is for a period of time equivalent to the Employee's seniority, but in no event to exceed six (6) months.

     16.3.4 Fails to return to work in accordance with the terms of a leave of absence or when recalled after a layoff.

16.4  APPLICATION OF SENIORITY. Seniority shall be by classification throughout
      ------------------------
the Employer's plant, unless the Employer and the Union agree that seniority is by classification within designated departments of the Employer's plant.

16.5  LAYOFF/RECALL. In the reduction of the number of Employees due to lack of
      -------------
work, the last Employee hired in the classification shall be the first to be laid off and, in recalling, the last Employee laid off in that classification shall be the first recalled until the list of Employees previously laid off has been exhausted. The Employer shall give written notice of layoff to the Employee and the Employee shall provide the Employer with his/her current address and telephone number at the time of layoff, and the Employee is to keep the Employer advised of any change in address. The Employer agrees that the regular Employees laid off and not terminated for cause, as defined in Section 4 - Discharge, shall have seniority rights on layoffs and rehiring for extra and/or steady jobs subsequently available with the Employer prior to the hiring of any new Employees.

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

16.6  NOTIFICATION OF RECALL. When an Employee is recalled to return to work
      ----------------------
after layoff and he/she cannot be reached by telephone, the Employer shall notify the Employee of such recall either by telegram or certified letter addressed to his/her last known address appearing in the Employer's records and a copy of such communication shall be sent to the Union.

16.7  REPORTING AFTER RECALL. When an Employee is recalled after layoff, he/she
      ----------------------
shall have three (3) business days to report after receipt of such recall. If after three (3) days, such, telegram or certified letter is returned to the Employer unclaimed or undeliverable, such Employee's seniority shall be considered broken and all rights forfeited three (3) business days after the date such telegram or certified letter would have been received.

16.8  SENIORITY LIST. A seniority list of all Employees in the bargaining unit
      --------------
will be posted in the plant and a copy will be given to the Union. Such seniority list shall be revised and brought up to date every six (6) months and a revised copy shall be furnished to the Union.

16.9  EFFECT OF LEAVE ON SENIORITY. An Employee who accepts employment elsewhere
      ----------------------------
while on personal leave of absence from his/her Employer shall forfeit his/her seniority rights and he/she shall be considered as a voluntary quit. When a personal leave of absence is granted to an Employee by the Employer, written notice shall be given to evidence such an arrangement. The Employer will abide by the provisions of the Selective Service Act as amended and interpreted or other applicable legislation governing reinstatement rights of Employees entering service under such legislation.

                    SECTION 17 - GRIEVANCE AND ARBITRATION

17.1  GRIEVANCES. A grievance shall be defined as a matter of dispute, which
      ----------
arises over the interpretation, and application of any of the Sections of this Agreement.

17.2  GRIEVANCE PROCEDURE. All grievance matters shall be handled promptly but
      -------------------
without interference with production operations. To facilitate efficiency and orderliness in this regard, the parties hereto have adopted the following procedures. The Parties agree that their designated representatives at any stage of this grievance and arbitration procedure shall have full authority to settle, compromise, or withdraw any grievance.

      Step 1:  A grievance matter shall first be discussed between the Employee
      ------
and the Supervisor involved. The Employee, if he desires, may request the assistance of a Union Steward. If the matter is not resolved at this Step, then:

      Step 2:  The grievance matter shall be reduced to writing and referred to
      ------
an authorized representative of the Union who shall discuss the matter with the Supervisor involved and the designated Company Representative. To avoid unnecessary delays in resolving disputes, a written grievance must be presented to the Employer within seven (7) working days of the alleged violation or such grievance shall be deemed untimely and invalid. If the grievance matter cannot be resolved at Step 2, then:

      Step 3:  A conference shall be arranged within seven (7) calendar days
      ------
involving the designated Company Representative and authorized representatives of the Union. If a settlement

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

does not result from such conference, the grievance may, at the request of either party, be referred to final and binding arbitration. If the grievance is to be referred to arbitration, written notice of such intent shall be served on the other party within twenty-one (21) calendar days of the Third Step meeting. Prior to requesting a list of arbitrators, either party may request a meeting for the purpose of reviewing facts and determining whether there exists a compromise solution to the dispute.

      17.2.1 No grievance shall be subject to arbitration unless it has been processed through all the steps of the grievance procedure.

17.3  TIME LIMITS. All grievances and requests for arbitration not filed with
      -----------
the Employer within the time limits specified in this Section, or as mutually extended or waived, shall be barred for all purposes. The arbitrator shall not have the authority to ignore or excuse any failure to comply with time limits set forth in the Section no matter what reason is advanced for any such failure, and any untimely grievance shall not be eligible for further consideration.

17.4  ARBITRATION. If the Employer and the Union are unable to agree upon an
      -----------
impartial arbitrator, the parties will request a list of seven (7) arbitrators from the American Arbitration Association, or from the Federal Mediation and Conciliation Service. The parties shall then select an impartial arbitrator by agreement or by alternate striking of names from the list.

17.5  ARBITRATOR'S LIMITATIONS. The jurisdiction and authority of the arbitrator
      ------------------------
and his opinion and award shall be confined exclusively to the interpretation and application of the explicit provision or provisions of this Agreement at issue between the Employer and the Union. The parties agree that the arbitrator shall have no jurisdiction or authority to add to, subtract from, or alter in any way the provisions of the Agreement; he shall have no jurisdiction or authority to impose upon the Employer a limitation or obligation not explicitly provided for in this Agreement; and he shall have no jurisdiction or authority to infer any limitation upon the Employer from any provisions of this Agreement. The arbitrator shall confine himself strictly to facts submitted in the hearing, the evidence before him, and the express terms and specific provisions of this Agreement.

17.6  EXPENSES. Only the fee of the arbitrator, court reporter, transcripts, and
      --------
costs of a hearing room shall be borne equally by the parties. All other expenses, such as expert witness fees, and other expenses not agreed to by both parties, shall be borne by the party requesting same. Any expenses incurred at the request of the arbitrator shall be borne equally by both parties. Cancellation of a scheduled case which results in a cancellation fee from the arbitrator will be the responsibility of the canceling party.

17.7  STATUS QUO. During the period of adjustments or arbitration as provided in
      ----------
this Section, the conditions in effect at the time of receipt of written notice as specified above shall continue in effect pending final decision.

17.8  FINAL AND BINDING. The arbitrator's award shall be final and binding upon
      -----------------
all parties.

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

17.9  WAGE CLAIM LIMITS. Wage claims shall be limited for a maximum of a six (6)
      -----------------
month period.

                          SECTION 18 - UNION AFFAIRS

18.1  UNION VISITATION. The authorized representative of the Union will be
      ----------------
permitted to enter and be accompanied by a Company Representative into the Employer's facility during regular working hours, provided clearance is received from upper management or their designated Representative. Such clearance shall not be unreasonably denied. Whenever possible, the Union will give advance notice of plant visits to the Employer. Such Union Representative will neither collect dues nor interfere with any Employee at work. Upon request by the Union, the Employer will arrange for the Employee and the Union Representative to meet in private to discuss grievances or related matters.

18.2  UNION ACTIVITY. No Employee shall be discriminated against for membership
      --------------
in or legal activity on behalf of the Union.

18.3  STEWARDS. Stewards may be designated by the Union. The Employer recognizes
      --------
the right of the Union to appoint one (1) steward per shift within the plant, and the Union will notify the Employer of those stewards. Upon two (2) weeks' notice to the Employer, said steward shall be scheduled one (1) day off to attend an annual steward's educational conference. The responsibilities of the Union stewards shall be designated by the Union and will be focused on Contract enforcement and grievance procedures. The stewards will carry out their duties with the least interference of the plant operation. The Union will select Union Stewards, who will be able to communicate efficiently with the Union members, management and the Union.

18.4  BULLETIN BOARDS. The Union shall provide a Bulletin Board in an area
      ---------------
frequented by the Employee's for the purpose of posting notices of official Union business and other information.

                  SECTION 19 - WORKING CONDITIONS AND SAFETY

19.1  FIRST AID EQUIPMENT. The Employer shall be responsible for the
      -------------------
installation and maintenance of first aid equipment, which shall readily and conveniently be accessible to the Employees.

19.2  GOVERNMENTAL REGULATIONS. All sanitary and safety regulations of Federal,
      ------------------------
State and Local Governments shall prevail in all departments. Failure to follow such regulations shall be considered insubordination subject to disciplinary action.

19.3  INJURIOUS WORKING CONDITIONS. Working conditions which are injurious to
      ----------------------------
the health and safety of the Employees shall be directed to the attention of the Employer at which time the Employer shall immediately investigate the alleged condition and take the necessary steps and measures to correct such condition if found to be injurious. Any problems or concerns regarding health and safety conditions will be reported to the Employer by the Employee or the Union Representative, in writing.

                           SECTION 20 - JOB SECURITY

20.1  NEW METHODS OF OPERATION. The parties to this Agreement have discussed new
      ------------------------
methods of operation and agree that both parties shall discuss the effects of additional new methods of operation on job security of the Employees and will work to that end. When a new method of operation becomes necessary or desirable, the Employer will notify the Union. The Union shall discuss the effects on the job security of the Employees and the parties will meet for that purpose. The Employer agrees to delay layoffs caused by new methods of operation until at least twenty-one (21) days subsequent to its notice to the Union of its intention so that the parties have ample time to suggest methods of solving layoff problems. The Employer shall furnish the Union facts and suggestions with regard to jobs available in the Employer's plant and methods of solving layoffs.

                           SECTION 21 - SEPARABILITY

21.1  PROVISIONS OF AGREEMENT. The provisions of this Agreement are deemed to be
      -----------------------
separable to the extent that if and when a court of last resort adjudges any provision of this Agreement in its application between the Union and the undersigned Employer to be in conflict with any law, such decision shall not affect the validity of the remaining provisions of this Agreement, but such remaining provisions shall continue in full force and effect, provided further, that in the event any provision or provisions are so declared to be in conflict with law, both parties shall meet within thirty (30) days for the purpose of renegotiation and agreement on the provision or provisions so invalidated.

                      SECTION 22 - TRANSFER OF OWNERSHIP

22.1  SALE OR TRANSFER. In the event of sale or transfer of ownership of the
      ----------------
business of the Employer during the term of this Agreement, the Employer shall give notice to the Union of the sale or other transfer. The Employer shall further inform the new owner or transferee of the existence of the Agreement and the provisions hereof.

22.2  CHANGE OF OWNERSHIP. In the event of change of ownership, the Employer
      -------------------
shall immediately pay off all obligations, including accumulated wages, pro rata of earned vacations, and accident contributions, which were accumulated prior to the date of the change of ownership. In the event of a plant closing or sale during the term of this Agreement, the parties agree to negotiate over the effects, as they pertain to the Employees, of such closing or sale.

                          SECTION 23 - SAVINGS CLAUSE

23.1  SAVINGS CLAUSE. If any Contract provision may not be put into effect
      --------------
because of applicable legislation, executive order, or regulations dealing with wage or price stabilization, then such provision, or any part thereof, shall become effective at such time, in such amounts, and for such periods as will be permitted by law at any time during the life of this Agreement and any extension thereof with prospective effect.

                       SECTION 24 - NO STRIKE OR LOCKOUT

24.1  NO STRIKE OR LOCKOUT. During the term of this Agreement, there shall be no
      --------------------
strike, sympathy strikes, picketing or lockouts pending or following any decision by an arbitrator, nor shall there be a stoppage of work in violation of any other provision of this Agreement. Nothing herein shall preclude the Union or its members from honoring lawful picket lines or strikes during the term of this Agreement.

24.2  72-HOUR NOTICE. The Union will give the Employer not less than seventy-two
      --------------
(72) hour's notice in advance of any strike, stoppage, slowdown, or suspension of work by the Union or its members. This provision shall be applicable in the event an Employee or Employees refuse to cross a lawful picket line sanctioned by the Food and Drug Council, UFCW, AFL-CIO-CLC.

                       SECTION 25 - EXTENSION AND SCOPE

25.1  EXTENSION AND SCOPE. This Agreement shall be binding upon the Heirs,
      -------------------
Executors, Administrators, and Assigns of the parties hereto. This Agreement shall remain in full force and effect from the October 2, 2000, to and including September 29, 2002, and shall be automatically renewed from year to year thereafter, unless either party, at least sixty (60) days prior to September 29, 2002, or at least sixty (60) days prior to September 29th of any succeeding term, shall notify the other party, in writing, of its intention and desire to change, modify, or terminate this Agreement.

25.2  CONTRACT REOPENED. In the event this Agreement is reopened pursuant to the
      -----------------
provisions hereof and no agreement is reached within sixty (60) days of such reopening, then nothing herein contained shall be construed to prevent the Union from taking strike action or other economic action desired by it, or the Employer the right to lockout.

FOR THE EMPLOYER:                                     FOR THE UNION:
----------------                                      -------------
ROYAL ANGELUS MACARONI COMPANY                        UFCW LOCAL 1428
(PROVENA FOODS, INC.)

By:  /s/ Santo Zito                                   By:  /s/ Joe Barragan
   ---------------------------------                     ----------------------
    Director, Vice-President & General Manager            President
Date: 9-27-00                                         Date  9-27-00
   ---------------------------------                     ----------------------

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